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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements numbers 333-79229 and 333-122362 on Form S-8 of our reports dated March 13, 2006, relating to the financial statements of Columbia Bancorp and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Columbia Bancorp for the year ended December 31, 2005.

/s/ MOSS ADAMS LLP
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Portland, Oregon
March 13, 2006